Exhibit 10.6

Date: 1 November 2023

Validus Reinsurance, Ltd.

Renaissance House

12 Crow Lane

Pembroke HM 19

Bermuda

Citibank Europe plc

1 North Wall Quay

Dublin 1, Ireland

Re:

Accession Letter in respect of the Committed Letter of Credit Facility Letter, dated as of 19 December 2022, by and among Citibank Europe plc (the “Bank”), Renaissance Reinsurance Ltd., DaVinci Reinsurance Ltd., RenaissanceRe Specialty U.S. Ltd., Renaissance Reinsurance of Europe Unlimited Company and the other Companies (as such term is defined therein) from time to time parties thereto (collectively, the “Existing Companies”) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including pursuant to that certain Deed of Amendment to Facility Letter, dated as of the date of the Accession Letter which became effective immediately prior to the execution and delivery of this Accession Letter, the “Committed Facility Letter”).

Dear Sirs:

I.

We, Validus Reinsurance, Ltd., a company organised and existing under the laws of Bermuda (the “Additional Company”), hereby accede to the rights, and assumes the obligations, of a “Company” under the Committed Facility Letter. Unless otherwise indicated, capitalised words used in this amendment and accession letter (this “Letter”) shall have the same meanings given to them in the Committed Facility Letter, and where relevant in the relevant Master Agreement. The terms of the Committed Facility Letter shall prevail over the relevant Master Agreement.

II.

As the Additional Company is an affiliate of RenaissanceRe Holdings Ltd, a company incorporated in Bermuda (“RenRe”), the Bank has approved the proposal for the Additional Company to accede to Committed Facility Letter and related Facility Documents. The Additional Company is willing to accede to the Committed Facility Letter, and the Existing Companies have consented to such accession.

III.	The Additional Company agrees to execute and deliver to the Bank each of the following Facility Documents:

A.	an accession letter to the Facility Fee Letter; and

B.	each document listed in Clause 5.2 of the Committed Facility Letter (which for ease of reference are listed here in full) each duly executed by the Additional Company:

1.	an Insurance Letters of Credit Master Agreement in agreed form;

2.	a Pledge Agreement governed by New York law in agreed form;

3.

if it wishes to provide cash collateral security in order to pay a lower utilisation fee under the Facility Fee Letter to which it is acceding, a reinsurance deposit agreement charge over cash governed by English law; (a “Reinsurance Deposit Agreement”);

4.	an Account Control Agreement governed by New York law in agreed form; and

5.	a general communications indemnity in agreed form, including specimen signatures of the person(s) authorised to administer the Facility (including delivering Application Forms).

IV.

The initial Credit for the Account of the Additional Company shall not be issued until the Bank has received the Conditions Precedent specified in clause 6 of the Committed Facility Letter and as set out in this paragraph for ease of reference, each in form and substance satisfactory to the Bank:

A.	this Letter duly signed and delivered by the parties to it;

B.	an accession letter to the Facility Fee Letter;

C.	evidence that all registrations, filings and other steps necessary to perfect any security interest created pursuant to the Facility Documents have been fulfilled;

D.

evidence that the Additional Company has the capacity and has approved the entry into this Letter, including a resolution of the board of directors (or equivalent) certified by a director, the secretary or an authorised officer of the Additional Company;

E.	copies of the constitutional documents of the Additional Company each certified by a director, the secretary or an authorised officer of the Additional Company;

F.	specimen signatures of the persons authorised by the Additional Company to sign this Letter and any other Facility Document;

G.	legal opinions from the Bank’s legal advisers in respect of the enforceability of the obligations of the Additional Company, in form and substance satisfactory to the Bank;

H.

such other documents, information and other evidence as the Bank may reasonably require prior to the date of issuance of the Credit for the account of the Additional Company in order to comply with the Bank’s anti-money laundering and other know-your customer policies and procedures;

I.	the Additional Company’s latest audited financial statements and the latest Group audited consolidated financial statements (consolidated with its subsidiaries);

J.

the Additional Company’s latest management prepared unaudited quarterly financial statements (which for the avoidance of doubt will not include footnote disclosures) and the latest Group unaudited quarterly financial statements; and,

K.	such other documents and other evidence as the Bank may reasonably require or require to be delivered in respect of the Additional Company in connection with such Facility Documents.

V.

As of the date hereof and as to itself, the Additional Company hereby makes the representations and warranties set forth in Clause 11 (Representations and Warranties) of the Committed Facility Letter, which are set out here in full for ease of reference.

A.	It:

1.	is duly organised, validly existing and, to the extent such concept applies, in good standing under the laws of its jurisdiction of incorporation or organisation;

2.

has all necessary licences, permits, consents, approvals and authorisations from or by, and has made all filings with, and given all notices to, all governmental or other authorities required for, or to enable or entitle it to enter into, and consummate the transactions contemplated by, each Facility Document to which it is a party except where the failure to do so would not have a Material Adverse Effect; and

3.	has the necessary corporate power to enter into and perform the obligations expressed to be assumed by it under each Facility Document to which it is a party.

B.

The execution, delivery and performance by it of each Facility Document to which it is a party and the consummation of the transactions contemplated thereby do not contravene its constitutional documents or any law or regulation applicable to it.

C.

Each Facility Document to which it is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (b) the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

D.

Such Additional Company’s financial statements most recently delivered to the Bank pursuant to Clause IV(I) and IV(J) above (the “Latest Financials”), have been prepared in accordance with GAAP consistently applied (except as disclosed therein and in the case of the Latest Financials, except for the absence of footnote disclosures and subject to normal year-end adjustments) and fairly present the consolidated financial condition of such Additional Company and its subsidiaries at the dates thereof for the periods then ended (subject, in the case of the Latest Financials delivered pursuant to Clause IV(J), to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated).

E.	Since the date of the Latest Financials, there has been no change to such Additional Company’s financial condition which has had a Material Adverse Effect.

F.

There is no pending or, to such Company’s knowledge, threatened action, suit, investigation, litigation or proceeding before any court, governmental agency or arbitrator that would reasonably be expected to have a Material Adverse Effect.

G.	Each of the representations and warranties set forth in clause 2.2 of the Master Agreement to which it is a party are true and correct

VI.	The Additional Company’s administrative details are as follows:

Address: Renaissance House, 12 Crow Lane, Pembroke HM 19, Bermuda

Fax: +1 441 292 9453

Attention: Treasurer

VII.	This Letter is designated as a Facility Document for the purposes of the Committed Facility Letter.

VIII.	This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

IX.

The provisions of clause 19 (Governing law) of the Committed Facility Letter shall be incorporated into this Letter as if set out in full in this Letter, and as if reference in the clause to ‘this Committed Facility Letter’ are references to this Letter, and references to ‘Company’ or ‘Companies’ are references to the Additional Company.

[SIGNATURE PAGES FOLLOW]

For and on behalf of

Validus Reinsurance, Ltd.,

(Sign)	/s/ Matthew W. Neuber
Name:	Matthew W. Neuber
Title:	Senior Vice President & Corporate Treasurer

(Sign)	/s/ James C. Fraser
Name:	James C. Fraser
Title:	Senior Vice President & Chief Accounting Officer

[Signature Page to Accession Letter (2022 Committed Facility)]

We agree to the terms set out in this Letter.

For and on behalf of Citibank Europe plc

/s/ Niall Tuckey
Name: Niall Tuckey
Title: Director

[Signature Page to Accession Letter (2022 Committed Facility)]